Exhibit 10.7

Promissory Note

1.       Names

Borrower:             Robert Dahl

Lender:                 Ideal Financial Soultions, Inc.

Address:              5940 S. Rainbow Blvd. Las Vegas, NV 89118

2.       Promise to Pay.  For value received, Borrower promises to pay Lender $15,000 and interest at the yearly rate of 10% APR on the unpaid balance as specified below.

3.      Payment Dates.  Borrower will pay payments of three hundred ($300) dollars monthly starting on January 15, 2010 and continuing monthly for twelve months with the entire amount of principal and interest due on or before December 15, 2010.

4.       Default. Borrower will have a ten (10) grace period to make all interest.  Payments not made within the ten (10) day grace will accrue a ten (10%) percent late fee.  Interest payments not made within thirty (30) days of the due date will be considered in default.

5.       Collection Costs.  If Borrow defaults and Lender prevails in a lawsuit to collect on this note, Borrower will pay Lender's costs and lawyer's fees in an amount the court finds to be reasonable.

6.       Entire Agreement.  This is the entire agreement between the parties. It replaces and supersedes any and all written and/or oral agreements between the parties.

7.       Successors and Assignees.  This agreement binds and benefits the heirs, successors, and assignees of the parties.

8.       Notices.  All notices must be in writing. A notice may be delivered to a party at the address that follows a party's signature or to a new address that a party designates in writing. A notice may be delivered: (1) in person, (2) by certified mail, or (3) by overnight courier.

9.       Governing Law.  This agreement will be governed by and construed in accordance with the laws of the state of Utah.

10.      Modification.  This agreement may be modified only by a writing signed by the party against whom such modification is sought to be enforced.

11.      Waiver.  If one party waives any term or provision of this agreement at any time, that waiver will be effective only for the specific instance and specific purpose for which the waiver was given. If either party fails to exercise or delays exercising any of its rights or remedies under this agreement, that party retains the right to enforce that term or provision at a later time.

12.      Severability.  If any court determines that any provision of this agreement is invalid or unenforceable, any invalidity or unenforceability will affect only that provision and will not make any other provision of this agreement invalid or unenforceable, and such provision shall be modified, amended, or limited only to the extent necessary to render it valid and enforceable.

Dated:      October 2009
Ideal Financial Solutions, Inc.

By: /s/ Benjamin M. Larsen
Benjamin M. Larsen
Title: CFO

By: /s/ Robert Dahl
Robert Dahl